                                                                     Exhibit 3.3

[GRAPHIC] ARTICLES OF AMENDMENT OF THE                                                           ------------------------------
          ARTICLES OF INCORPORATION                                                              TODD ROKITA
          State Form 38333(R 10/1-03)                                                            SECRETARY OF STATE
          Approved by State Board of Accounts, 1995                                              CORPORATIONS DIVISION
                                                                                                 302 W, Washington St., Rm., __ 18
                                                                                                 Indianapolis, IN 46204
                                                                                                 Telephone: (217) ________
                                                                                                 ------------------------------

INSTRUCTIONS: Use 8 1/2" x 11" white paper for attachments.                                      Indiana Code 23-1-38-1 et seq.
              Present original and one copy to address in upper right hand corner of this form.  Filing Fee: $30.00
              Please TYPE or PRINT.
              Please visit our office on the web at www.sos.in.gov

-------------------------------------------------------------------------------------------------------------------------------
                                                  ARTICLES OF AMENDMENT OF THE
                                                  ARTICLES OF INCORPORATION OF
-------------------------------------------------------------------------------------------------------------------------------
Name of Corporation                                                                             Date of incorporation
American Trans Air, Inc.                                                                        September 24, 1973
-------------------------------------------------------------------------------------------------------------------------------
The undersigned officers of the above referenced Corporation (hereinafter referred in as the "Corporation") existing pursuant in the provisions of: (indicate appropriate act)

[X] Indiana Business Corporation Law       [_] Indiana Professional Corporation Act of 1963

as amended (hereinafter referred to as the "Act"), dearing to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:
-------------------------------------------------------------------------------------------------------------------------------
                                                      ARTICLE I Amendment(s)
-------------------------------------------------------------------------------------------------------------------------------

The exact text of Article(s) I. Name of the Articles of Incorporation is now as follows:

     (NOTE: If amending the name of corporation, write Article "1" in space above and write "The name of the Corporation is
     ___________________" below.)

     The name of the Corporation is ATA Airlines, Inc.

-------------------------------------------------------------------------------------------------------------------------------
                                                           ARTICLE II
-------------------------------------------------------------------------------------------------------------------------------
Date of each amendment's adoption:

February 20, 2003
-------------------------------------------------------------------------------------------------------------------------------
                                                (Continued on the reverse side)

-------------------------------------------------------------------------------------------------------------------------------
                                            ARTICLE III Manner of Adoption and Vote
-------------------------------------------------------------------------------------------------------------------------------
Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval.
Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.
-------------------------------------------------------------------------------------------------------------------------------
[_]  SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.
-------------------------------------------------------------------------------------------------------------------------------
[X]  SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment.
               The amendment was adopted by: (Shareholder approval may be by either A or B.)

               A.   Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
               ---------------------------------------------------
                    Shares entitled to vote.
               ---------------------------------------------------
                    Number of shares represented at the meeting.
               ---------------------------------------------------
                    Shares voted in favor.
               ---------------------------------------------------
                    Shares voted against.
               ---------------------------------------------------

               B.   Unanimous written consent executed on February 20, 2003 and signed by all shareholders entitled to vote.
-------------------------------------------------------------------------------------------------------------------------------
                                         ARTICLE IV Compliance with Legal Requirements
-------------------------------------------------------------------------------------------------------------------------------
     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Article of Incorporation, and the By-Laws of the Corporation.
-------------------------------------------------------------------------------------------------------------------------------
     I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 20th day of
     February, 2003.
-------------------------------------------------------------------------------------------------------------------------------
Signature of current officer or chairman of the board        Printed name of officer or chairman of the board


    Brian T. Hunt                                            Brian T. Hunt
-------------------------------------------------------------------------------------------------------------------------------
Signator's title
Vice President and General Counsel
-------------------------------------------------------------------------------------------------------------------------------

    APPROVED                      Corporate Form No.101 (Jan. 1971)--Page One
      AND
     FILED                        ARTICLES OF INCORPORATION
  SEP 24 1973
                                  Larry A. Conrad, Secretary of State of Indiana

[SIGNATURE ILLEGIBLE]             Use White Paper--Size 8 1/2 x 11--For Inserts
----------------
  SECRETARY OF                    Filing Requirements-Present 2 Executed Copies
STATE OF INDIANA                     to Secretary of State, Room 155, State
                                     House Indianapolis 46204

                                  Recording Requirements--Recording of Articles
                                     of Incorporation is no longer required by the Indiana General Corporation Act.

                            ARTICLES OF INCORPORATION
                                       OF

                            AMERICAN TRANS AIR, Inc.

     The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act,") execute the following Articles of Incorporation.

                                    ARTICLE I
                                      Name

     The name of the Corporation is AMERICAN TRANS AIR, Inc.

                                   ARTICLE II
                                    Purposes

     The purposes for which the Corporation is formed are:

                                 (see attached)

                                                                    Page One (a)

AMERICAN TRANS AIR, Inc.

                               ARTICLE II-PURPOSES

(1). To engage in and conduct a general business of merchandising aircraft and related products, parts and accessories, including without limitation, the manufacture, assembly, purchase, sale, lease, license, franchise and otherwise to deal in all of such products, to consult and instruct in the application and use of aircraft and related products parts and accessories; all of such merchandising consulting and instruction to be performed either alone or together with any other person, firm or corporation, or any combination thereof, as principal or agent, partner or co-adventurer, lessor or lessee, licensor or licensee, franchisor, or franchisee, and in general to engage in any lawful business or businesses which is reasonably calculated, directly or indirectly, to promote the interests of the corporation and to enhance the value of its properties;

(2). To sue and be sued in its corporate name;

(3). To have a corporate seal and to alter the same at pleasure;

(4). To acquire, own, hold, use, lease, mortgage, pledge, sell, convey or otherwise dispose of property, real and personal, tangible and intangible.

(5). To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises and income.

(6). To conduct business in this state and elsewhere; to have one (1) or more offices out of this state; and to acquire, own, hold and use, and to lease, mortgage, pledge, sell, convey or otherwise dispose of property, real and personal, tangible and intangible, out of this state;

(7). To acquire, guarantee, hold, own and vote and to sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares, bonds, securities, or evidences of indebtedness of any other corporation, domestic or foreign;

(8). To appoint such officers and agents as the business of the corporation may require, and to define their duties and fix their compensation;

(9). To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty: Provided, however, that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, by-laws, resolution, or other authorization heretofore or hereafter adopted, after notice; by a majority vote of all the voting shares then issued and outstanding:

(10) To pay pensions and establish pension plans, pension trusts, profitsharing and retirement plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

(11) To make by-laws for the government and regulation of its affairs;

(12) To cease doing business and to dissolve and surrender its corporate franchise; and

(13) To do all acts and things necessary, convenient or expedient to carry out the purposes for which it is formed, but shall not be deemed to possess the power of carrying on the business of receiving deposits of money, bullion or foreign coins, or of issuing bills, notes or other evidences of debt for circulation as money.

(14) The foregoing clauses shall be construed as powers as well as purposes, and the matters expressed in such clause shall, except if otherwise expressly provided, be in no wise limited, by reference to or inference from the terms of any other clause, but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature. The corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by an Act of the General Assembly of the State of Indiana entitled, "The Indiana General Corporation Act:, approved March 16, 1929 to corporations organized thereunder, and all the powers conferred by all the acts heretofore or hereafter amendatory of or supplemental to the said Act or the said laws; and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by the said Act or the said laws now or hereafter in force; provided, however, that the corporation shall not in any state, territory, district, possession or county carry on any business or exercise any powers which a corporation organized under the laws thereof could not carry on or exercise.

                               Corporate Form No: 1O1-Page Two
                               Prescribed by Larry A. Conrad, Secretary of State
                                (Jan. 1971)

                                   ARTICLE III
                               Period of Existence

     The period during which the Corporation shall continue is perpetual

                                   ARTICLE IV
                      Resident Agent and Principal Office

     Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation's principal office is

          J.George Mikelsons,                      8850 E. Fall Creek Rd.
--------------------------------------------------------------------------------
                 (Name)                       (Number and  Street or building)

            Indianapolis            Indiana                46256
--------------------------------------------------------------------------------
               (City)               (State)              (Zip Code)

     Section 2. Principal Office. The post office address of the principal office of the Corporation is

      8850 E, Fall Creek Rd.,        Indianapolis      Indiana         46256
--------------------------------------------------------------------------------
  (Number and Street or Building)       (City)         (State)       (Zip Code)

                                    ARTICLE V
                                     Shares

     Section 1. Number. The total number of shares which the Corporation has authority to issue is l000 shares consisting of 0 shares with the par value of $_______ per shares, and 1000 shares without par value.

     Section 2. Terms.

     The capital stock of this corporation shall be common voting no par value stock all of the same class and with equal rights, preferences, limitations and restrictions.

     The directors may make distributions to shareholders out of capital surplus from time to time to the extent permitted by law.

                                        Corporate Form No. 101--Page Three
                                        Prescribed by Larry A. Conrad, Secretary of State (Jan. 1971)

                                   ARTICLE VI
                      Requirements Prior To Doing Business

     The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.

                                   ARTICLE VII
                                   Director(s)

     Section 1. Number of Directors. The initial Board of Directors is composed one (1) member(s).
     The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be one (1).

     Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

     Name                   Number and Street or Building       City         State    Zip Code
     ----                   -----------------------------   -------------   -------   --------
     J. George Mikelsons,     8850 E. Fall Creek Rd.,        Indianapolis,   Indiana   46256

     Section 3. Qualifications of Directors. (If Any)

                               Corporate Form No. 101--Page Four
                               Prescribed by Larry A. Conrad, Secretary of State
                                (Jan. 1971)

                                  ARTICLE VIII
                                 Incorporator(s)

     The name(s) and post office address(__) of the incorporator(_) of the Corporation is (____):

     Name              Number and Street or Building   City            State     Zip Code
     ----              -----------------------------   ----            -----     --------
J. George Mikelsons,   8850 E. Fall Creek Rd.,         Indianapolis,   Indiana   46256

                                   ARTICLE IX
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

Section 1. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent of vote of the shareholders, to make, alter, amend, or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors, for the time being, shall be necessary to make such Code or to effect any alteration, amendment or repeal thereof. All provisions for the regulation of the business and management of the affairs of the corporation shall be stated in the By-Laws.

Section 2. Meetings of Shareholders. Meetings of the Shareholders of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting, if prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

Section 3. Meetings of Directors. Meetings of the Directors of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof. Any action, required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 4. Interest of Directors in Contracts. Any contract or other transaction between the Corporation or any corporation hereinafter formed in which this Corporation owns all of the capital stock shall be valid and binding, regardless of the fact that the officers and/or Directors, executing the contract on behalf of this Corporation, are the same or a majority of them are the same or the participating directors or officers are the same.

With the exception provided above, any contract or other transactions between the Corporation and any one or more of its directors or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are stockholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 5. Additional Powers of Directors. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the Act.

Section 6. Amendment of Articles of Incorporation. The Corporation reserves the right to alter, amend, or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act, or any other pertinent enactment of the General Assembly of the State of Indiana; and all rights and powers conferred hereby on shareholders, Directors and officers of the Corporation are subject to such reserved right.

Section 7. Indemnification of Directors, Officers and Employees. The corporation shall indemnify each person who is or was a director, officer or employee of the corporation, or of any other corporation which he is serving or served in any capacity at the request of the corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether actual or threatened, brought by or in the right of the corporation or such other corporation or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he my become involved, as a party or otherwise, by reason of his being or having been a director, officer, or employee of the corporation or of such other corporation, or by reason of any past or future action taken or not taken in his capacity as such director, officer, or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith, in what he reasonably believed to be the best interests of the corporation or such other corporation, as the case may be, and in addition, in any criminal action or proceedings has no reasonable cause to believe that his conduct was unlawful. As used in this Article IX the terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer, or employee. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer, or employee did not meet the standards of conduct set forth in the first sentence of this Article IX.

Any such director, officer, or employee who has bean wholly successful, on the merits or otherwise, with respect to any claim, suit, or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the corporation, but only if (1) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit, or proceeding, shall find that the director, officer or employee has met the standards of conduct set forth in the first sentence of this Article IX, (2) independent legal counsel (who may be regular counsel of the corporation) shall deliver to it their written opinion that such director, officer, or employee has met such standards.

If several claims, issues, or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled as to others.

The corporation may advance expenses to, or where appropriate may at its expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this Article IX.

The provisions of this Article IX shall be applicable to claims, actions, suits or proceedings made or commanded after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person.

Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, directors may be removed in the manner provided in this section. Any or all of the members of the board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

Section 9. Abandoned Property. After it remains unclaimed for a period of six
(6) years, any stock, dividend, demand obligation or past due obligation of this corporation, interest, distribution or other claim against or obligation of this corporation or fund or property held by this corporation to this corporation for the six consecutive years last past, shall revert to end become the property of this corporation. The secretary shall prepare a written claim of the corporation to such fund, claim, income or property before the end of the seventh year after its appropriate due date, distribution date or delivery date.

                               Corporate Form No. 101--Page Five
                               Prescribed by Larry A. Conrad, Secretary of State (Jan. 1971)

     IN WITNESS WHEREOF, the undersigned, being the incorporator(s) designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 5th day of September, 1973.


                                                     J. George Mikelsons
------------------------------------        ------------------------------------
          (Written Signature)                       (Written Signature)


                                                   J. George Mikelsons
------------------------------------        ------------------------------------
          (Printed Signature)                       (Printed Signature)


                                            ------------------------------------
                                                    (Written Signature)


                                            ------------------------------------
                                                    (Printed Signature)

STATE OF INDIANA   }
                   } SS:
COUNTY OF Marion   }

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that J. George Mikelsons, being the sole of the incorporator(s) referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

     Witness my hand and Notarial Seal this 5th day of September, 1973.


                                                        Dorothy L. Dean
                                            ------------------------------------
                                                    (Written Signature)


                                                        DOROTHY L. DEAN
                                            ------------------------------------
                                                    (Printed Signature)

My Commission Expires:                               Notary Public
Nov. 19, 1974

This instrument was prepared by Gordon E. Wilson, Attorney at Law,
                                    (Name)

P. O. Box 26425,                   Indianapolis,      Indiana        46226
--------------------------------------------------------------------------------
(Number and Street or Building)        (City)         (State)      (Zip Code)

Phone: 849-7219

[GRAPHIC] ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION
          State Form 38333R / Corporate Form No. 102 (June 1964)
          Articles of Amendment (Amending Individual Articles Only)
          Prescribe by Edwin J. Simcox, Secretary of State of Indiana

Recording Requirements-Recording of Articles of Amendments in the office of the County Recorder is generally no longer required by the Indiana General Corporation Act. However, if the name of the corporation is changed by this amendment, a certified copy of the certificate of Amendment must be filed with the recorder of every county in which the corporation owns real estate.

Instructions: Present 2 Originally Signed and Fully Executed Copies to:

                                                 SECRETARY OF STATE                                 APPROVED
                                                 Room 155, State House                                AND
                                                 Indianapollis, Indiana 46204                        FILED
                                                 (317) 232-6576                                   DEC 03 1985


                                                                                                  [ILLEGIBLE]


                                                     ARTICLES OF AMENDMENT
                                                             OF THE
                                                    ARTICLES OF INCORPORATION
                                                              OF
                                                   AMERICAN TRANS AIR, INC.
-------------------------------------------------------------------------------------------------------------------------------
The undersigned officers of American Trans Air, Inc.
-------------------------------------------------------------------------------------------------------------------------------

(hereinafter refered to as the "Corporation") existing pursuant to the provisions of:

(Indicate appropriate act)

                      [x] Indiana General Corporation Act        [_] Indiana Professional Corporation Act of 1963

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

-------------------------------------------------------------------------------------------------------------------------------
                                                      ARTICLE I Amendment(s)
-------------------------------------------------------------------------------------------------------------------------------
SECTION 1 The date of incorporation of the corporation is: September 24, 1973
-------------------------------------------------------------------------------------------------------------------------------
SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is: American Trans Air, Inc.
-------------------------------------------------------------------------------------------------------------------------------
SECTION 3

The exact text of Article(s) II of the Articles of Incorporation is now as ________ appears on Exhibit A attached hereto and incorporated herein by reference.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                             ARTICLE II Manner of Adoption and Vote
-------------------------------------------------------------------------------------------------------------------------------
SECTION 1 Action by Directors:

     The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of
Article(_) II of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on December 2, 1985, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (select appropriate paragraph)

     (a)  Vote of the Board of Directors at a meeting held on _______________________, 19__, at which a quorum of such Board was present.

     (b)  Written consent executed on November 23, 1985, and signed by all members of the Board of Directors.
-------------------------------------------------------------------------------------------------------------------------------
SECTION 2 Action by Shareholders:

     The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment.

The amendment was adopted by: (select appropriate paragraph)

     (a)  Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                                                                                        TOTAL
                                                                                      -----------------------------------------
                                                       SHAREHOLDERS ENTITLED TO VOTE:
                                                                                      -----------------------------------------
                                                       SHAREHOLDERS VOTED IN FAVOR:
                                                                                      -----------------------------------------
                                                       SHAREHOLDERS VOTED AGAINST:
                                                                                      -----------------------------------------

     (b)  Written consent executed on November 23, 1985, and signed by all such Shareholders.
-------------------------------------------------------------------------------------------------------------------------------
SECTION 3 Compliance with Legal Requirements.

     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
     ARTICLE III Statement of Changes Made With Respect to Any Increase in The Number of Shares Heretofore Authorized
-------------------------------------------------------------------------------------------------------------------------------
Aggregate Number of Shares
Previously Authorized                                   1000

Increase (indicate "o" or
"N/A" if no increase)                                    N/A

Aggregate Number of Shares
To Be Authorized After Effect
of This Amendment                                       1000
-------------------------------------------------------------------------------------------------------------------------------

I hereby verify subject to the penalties of perjury that the facts contained herein are true.
-------------------------------------------------------------------------------------------------------------------------------
Current Officer's Signature                                                     Officer's Name Printed

    Jerry W. Taylor                                                             Jerry W. Taylor
-------------------------------------------------------------------------------------------------------------------------------
Officer's Title

Executive Vice President
-------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A
                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                            AMERICAN TRANS AIR, INC.

                               ARTICLE II-PURPOSES

(1) To engage in and conduct a general business of merchandising aircraft and related products, parts and accessories, including without limitation, the manufacture, assembly, purchase, sale, lease, license, franchise and otherwise to deal in all of such products, to consult and instruct in the application and use of aircraft and related products parts and accessories; all of such merchandising consulting and instruction to be performed either alone or together with any other person, firm or corporation, or any combination thereof, as principal or agent, partner or co-adventurer, lessor or lessee, licensor or licensee, franchisor, or franchisee, and in general to engage in any lawful business or businesses which is reasonably calculated, directly or indirectly, to promote the interests of the corporation and to enhance the value of its properties;

(2)  To sue and be sued in its corporate name;

(3)  To have a corporate seal and to alter the same at pleasure;

(4) To acquire, own, hold, use, lease, mortgage, pledge, sell, convey or otherwise dispose of property, real and personal, tangible and intangible;

(5) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises and income;

(6) To conduct business in this state and elsewhere; to have one (1) or more offices out of this state; and to acquire, own, hold and use, and to lease, mortgage, pledge, sell, convey or otherwise dispose of property, real and personal, tangible and intangible, out of this state;

(7) To acquire, guarantee, hold, own and vote and to sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares, bonds, securities, or evidences of indebtedness of any other corporation, domestic or foreign;

(8) To appoint such officers and agents as the business of the corporation may require, and to define their duties and fix their compensation;

(9) To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which it is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty: Provided, however, that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, by-laws, resolution, or other authorization heretofore or hereafter adopted, after notice; by a majority vote of all the voting shares then issued and outstanding;

(10) To pay pensions and establish pension plans, pension trusts, profitsharing and retirement plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees;

(11) To make by-laws for the government and regulation of its affairs;

(12) To cease doing business and to dissolve and surrender its corporate franchise;

(13) To do all acts and things necessary, convenient or expedient to carry out the purposes for which it is formed, but shall not be deemed to possess the power of carrying on the business of receiving deposits of money, bullion or foreign coins, or of issuing bills,


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     notes or other evidences of debt for circulation as money;

(14) To the extent not otherwise expressed by the foregoing, to engage in the businesses of providing all types of intrastate, interstate, overseas and foreign air transportation of persons, property and/or mail, including without limitation air transportation services as a chartered, scheduled or commercial carrier or airlines, and to engage in all allied and incidental businesses, activities and operations of whatever kind or nature;

(15) To engage in and conduct any and all other lawful business or businesses which the Board of Directors of the Corporation may from time to time determine to have the Corporation engage in or conduct, provided that such business or businesses shall be only such as are permitted by the Indiana General Corporation Act to be engaged in by corporations organized under that Act; and

(16) The foregoing clauses shall be construed as powers as well as purposes, and the matters expressed in such clause shall, except if otherwise expressly provided, be in no wise limited, by reference to or inference from the terms of any other clause, but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature. The corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by an Act of the General Assembly of the State of Indiana entitled, "The Indiana General Corporation Act," approved March 16, 1929, to corporations organized thereunder, and all the powers conferred by all the acts heretofore or hereafter amendatory of or supplemental to the said Act or the said laws; and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by the said Act or the said laws now or hereafter in force; provided, however, that the corporation shall not in any state, territory, district, possession or county carry on any business or exercise any powers which a corporation organized under the laws thereof could not carry on or exercise.


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